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                                                                   Exhibit 10.3

NABISCO
GROUP HOLDINGS                                                     NABISCO LOGO
LOGO

                                               June 28, 2000


To:  Nabisco Group Holdings Corp. ("NGH") and
     Nabisco Holdings Corp. ("NA")
     Stock Optionee

Dear Optionee:

     This represents our agreement and understanding as follows:

     1. We confirm that the sections of the Stock Option Agreements for 1999 and 2000 between you and NA and/or NGH, as the case may be, have each been amended by the memorandum dated June 14, 2000 from C. Michael Sayeau to Nabisco Group Holdings Corp. and Nabisco Holdings Corp. Optionees entitled "Amendment to Option Agreements" (the "Option Memorandum").

    2. We confirm that the provisions contained in the Option Memorandum supersede in full Section 13 of each of the Stock Option Agreements that were entered into in 1999, as previously contained in those Stock Option Agreements, and supersede in full Section 12 of each of the Stock Option Agreements that were entered into in 2000, as previously contained in those Stock Option Agreements.

    Please sign both copies of this letter below to confirm our agreement and understanding with regard to the foregoing amendment. You should return one signed copy to Phyllis Hartmann, Executive Compensation -- EH-02SE, in the enclosed envelope and retain one copy for your files.

Optionee Acknowledgment:                 Very truly yours,


                                         NABISCO GROUP HOLDINGS CORP.
                                         NABISCO HOLDINGS CORP.
-------------------------------------
           [Signature]


                                         /s/ James Kirkman
-------------------------------------
          [Print Name]

Optionee's Social Security Number:       James A. Kirkman III
                                         Senior Vice President,
-------------------------------------    General Counsel & Secretary and
                                         Executive Vice President,
Optionee's Home Address:                 General Counsel &
                                         Secretary, respectively
-------------------------------------


-------------------------------------


             7 CAMPUS DRIVE P.O. BOX 311, PARSIPPANY, NJ 07054-0311
                    (973) 682-7700 Fax: (973) 539-9150

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                      AMENDMENT TO OPTION AGREEMENTS
                      ------------------------------

Non-Competition
---------------

Provided that the Optionee is not party to a written employment or termination agreement with the Company containing restrictions on Optionee's eligibility to compete with the Company following Optionee's Termination of Employment, whether or not any such agreement applies to all Terminations of Employment, in consideration for the Option, Optionee agrees that:

    (a) For the twelve (12) month period commencing on the date of Optionee's Termination of Employment, Optionee shall not engage in Competitive Employment. As used herein, "Competitive Employment" means providing any person, company or other entity with any services, whether as a consultant, employee, investor or otherwise, regarding any business, product, service or other matter which: (i) is substantially similar to or competes with any business, product, service or other matter regarding which Optionee worked for the Company, or any of its affiliates, during the two (2) years prior to Optionee's Termination of Employment; or (ii) concerns subject matters about which Optionee gained proprietary information of the Company, or its affiliates, during the two (2) year period prior to Optionee's Termination of Employment.

    (b) If the Company reasonably determines that Optionee has materially violated any of Optionee's obligations under subparagraph (a), above, then, in addition to any other remedies at law or in equity it may have: (i) the Company shall have the right to cease payment of any compensation, salary contribution, benefits, perquisites and any other remuneration which is due or may become due Optionee under any employment, salary continuation or similar agreement between the Company, or any of its affiliates, and Optionee; and (ii) all past, present and future stock option grants awarded Optionee under the Plan, including grants which according to their terms are vested, shall terminate, effective the date on which such violation began (the "Violation Date"). The Company may demand the return of any gain realized by Optionee from the exercise of any such grants by Optionee at any time on or after the date sixty (60) days prior to the Violation Date. If after such demand Optionee fails to return said amounts, Optionee acknowledges that the Company has the right to offset against said amounts any amounts, including compensation, owed Optionee by the Company or to commence judicial proceedings against Optionee to recover said amounts and any attorneys' fees and costs.

    (c) Optionee acknowledges and agrees that: (1) the restrictions contained in Section 13 (1999) and/or Section 12 (2000) are necessary to protect the legitimate interests of the Company and impose no undue hardship on Optionee; (ii) the violation or threatened violation of Section 13 (1999) and/or Section 12 (2000) will result in irreparable injury to the Company and Optionee consents to the issuance of any restraining order, preliminary restraining order or injunction, without bond, which arises from conduct by Optionee in violation of Section 13 (1999) and/or Section 12 (2000), and the existence of any claim Optionee may have against the Company will not constitute a defense thereto; (iii) if the Company prevails in any suit or proceeding to enforce its rights under Section 13 (1999) and/or Section 12 (2000), Optionee shall indemnify the Company for all expenses incurred by the Company, including reasonable attorneys' fees; and (iv) no one employed by or representing the Company has any authority to make oral statements which modify, waive or discharge in any manner any provision of
         Section 13 (1999) and/or Section 12 (2000).

         Nothing herein to the contrary, the foregoing provisions of Section 13 (1999) and/or Section 12 (2000) shall not apply to any Termination of Employment during the two-year period beginning on the date of a Change of Control.